                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          BAY BANKS OF VIRGINIA, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           [use Bay Banks letterhead]




                                 April 14, 2000



Dear Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. on May 15, 2000, at 1:00 p.m., at Indian Creek Yacht & Country Club, Kilmarnock, Virginia. We would be pleased to have you as our guest for a buffet luncheon starting at 12:00 p.m. If you wish to attend, please indicate this on the luncheon reservation card that is enclosed. This will allow us to have an accurate count of those joining us for the luncheon.

     The primary business of the meeting will be the re-election of two directors of the Company and the ratification of the appointment of independent auditors, as more fully explained in the accompanying proxy statement.

     During the meeting, we also will report to you on the condition and performance of the Company and its subsidiary, the Bank of Lancaster. You will have an opportunity to question management on matters that affect the interests of all stockholders.

     We hope you can join us for the luncheon and attend the Annual Meeting on May 15. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope. Your vote is important.

     Thank you for your interest in the Company's affairs. As always, we are most grateful for your continuing support of the Company and the Bank of Lancaster.


                               Sincerely,

          /s/ Ammon G. Dunton, Jr.      /s/ Austin L. Roberts, III
          ------------------------      -------------------------------------
          Ammon G. Dunton, Jr.          Austin L. Roberts, III
          Chairman of the Board         President and Chief Executive Officer

                           Bay Banks of Virginia, Inc.
                              100 South Main Street
                           Kilmarnock, Virginia 22482


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 15, 2000

To Our Stockholders:

     The Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. (the "Company") will be held at Indian Creek Yacht & Country Club, Kilmarnock, Virginia, on May 15, 2000 at 1:00 p.m. for the following purposes:

     1. To elect two directors to serve for a three-year term and until their successors are elected and qualified;

     2. To ratify the selection of Eggleston Smith P.C., independent certified public accountants, as auditors of the Company for the year ending December 31, 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 3, 2000 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.


                                   By Order of the Board of Directors


                                   /s/ Hazel S. Pittman
                                   ---------------------
                                   Hazel S. Pittman
                                   Corporate Secretary


April 14, 2000


       PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR
                   NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                           Bay Banks of Virginia, Inc.
                               100 S. Main Street
                           Kilmarnock, Virginia 22482

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 15, 2000


                                     GENERAL

     The enclosed proxy is solicited by the Board of Directors of Bay Banks of Virginia, Inc. (the "Company") for its Annual Meeting of Stockholders to be held on Monday, May 15, 2000, at the time and place and for the purpose set forth in the accompanying Notice of the Annual Meeting or any adjournment thereof. The approximate mailing date of this Proxy Statement and accompanying proxy is April 14, 2000.

Revocation and Voting of Proxies

     Execution of a proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A stockholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights and Solicitation

     Only stockholders of record at the close of business on April 3, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote on April 3, 2000 was 1,164,713. The Company has no other class of stock outstanding. A 60% majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business.

     Each share of common stock entitles the recordholder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

     The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary may be made in person, by telephone, or special letter by officers and regular employees of the Company, acting without compensation other than regular compensation.

Principal Stockholders

     The only beneficial owner of 5% or more of the common stock of the Company is the Bank of Lancaster Employee Stock Ownership Trust (the "Trust") which owns 62,502 shares, or 5.37%, of the outstanding common stock. The Trust was established pursuant to the Bank of Lancaster Employee Stock Ownership Plan ("ESOP"). Four members of the Board of Directors of the Bank of Lancaster (the "Bank") are trustees of the ESOP. As of April 3, 2000, all shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as to those shares for which instructions are given.

     On April 3, 2000, the directors, including those nominated for re-election, and executive officers of the Company beneficially owned as a group 149,441 shares, or 12.8%, of the Company's common stock, including shares for which they hold currently exercisable stock options.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

     The Company's Board is divided into three classes (I, II and III). The term of office for Class II directors will expire at the Annual Meeting. The two persons named immediately below, each of whom currently serves as a director of the Company, will be nominated to serve as Class II directors. If elected, the two nominees will serve until the Annual Meeting of Stockholders held in 2003. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any of the persons named as nominees below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

     The Board of Directors recommends that stockholders vote for the two nominees set forth below. The two nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

                                           Bank         Company
                                         Director      Director              Principal Occupation
         Name (Age)                        Since         Since              During Past Five Years
       ------------                        -----         -----              ----------------------

2000 Class (Nominees for Election):

Weston F. Conley, Jr. (65)                 1979          1997         President and Manager of RCV Seafood
                                                                      Corporation (seafood processor and
                                                                      wholesaler), Morattico, VA

Thomas A. Gosse (53)                       1994          1997         President and Chief Executive Officer since
                                                                      1997 of Northern Neck Insurance Company,
                                                                      Irvington, VA; formerly a principal in the
                                                                      accounting firm of Braun, Dehnert, Clarke &
                                                                      Co., P.C., Irvington, VA


Other Directors Not Standing For Re-election At This Time:

2001 Class (Directors Serving Until the 2001 Annual Meeting):

William A. Creager (67)                    1994          1997    Retired, was founder and formerly served as
                                                                 President and Chairman of Capital Systems
                                                                 Group (a professional services and
                                                                 information systems company), Rockville, MD

Ammon G. Dunton, Jr. (64)                  1977          1997    Chairman of the Board of the Company and
                                                                 the Bank; Attorney, Senior Partner of
                                                                 Dunton, Simmons & Dunton, White Stone, VA

2002 Class (Directors Serving Until the 2002 Annual Meeting):

Austin L. Roberts, III (53)                1990          1997    President and Chief Executive Officer of
                                                                 the Company and the Bank

W. Bruce Sanders (49)                      1983          1997    Owner and President of Rappahannock Yachts
                                                                 (marina), Irvington, VA

Board Committees and Attendance

     During 1999 there were four meetings of the Board of Directors. Each director attended at least 75% of all meetings of the Board and applicable committee meetings. The entire Board of Directors serves as the Audit and Nominating Committees.

Directors' Compensation

     Non-officer directors of the Company receive $200 for each meeting of the Company's Board of Directors. Directors who are employees of the Company and Bank are not compensated for attendance at Board meetings and do not receive any fees for attendance at committee meetings. The Chairman of the Board, Mr. Ammon
G. Dunton, Jr., is a Company and Bank officer. As an officer, he received $32,000 in compensation in 1999, but received no annual retainer or Board or committee attendance fees.

     In accordance with the 1998 Non-Employee Directors Stock Option Plan approved by stockholders at the 1998 annual meeting, each of the ten non-employee directors of the Company and the Bank were granted in May of 1998 and 1999 stock options for 250 shares of the Company's common stock at its then fair market value. This plan, which reserves a total of 25,000 shares of common stock of the Company, provides that each non-employee director of the Company and its subsidiaries is eligible to receive a stock option grant for 250 shares in May of each year during the term of the plan.

Certain Relationships and Related Transactions

     Some of the Company directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and loan commitments to them were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. It is the policy of the Bank to provide loans to officers who are not executive officers and to employees at more favorable rates than those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

     The law firm of Dunton, Simmons & Dunton serves as legal counsel to the Company and the Bank. Mr. Ammon G. Dunton, Jr., is a senior member of the firm.

     None of the directors serves as a director of any other publicly held company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in Company common stock. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during 1999.

                       Ownership Of Company Common Stock

     The following table sets forth, as of April 3, 2000, certain information with respect to the beneficial ownership of Company common stock held by each director and nominee and each executive officer named in the Summary Compensation Table below, and by the directors and all executive officers as a group.

                                                                  Amount and Nature of        Percent
          Name                                                   Beneficial Ownership (1)     of Class
          ----                                                   ------------------------     --------

     William A. Creager..................................              2,400  (2) (3)            (4)
     Weston F. Conley, Jr................................             27,439  (2) (3)           2.4%
     Ammon G. Dunton, Jr.................................             34,706  (2) (5)           3.0%
     Thomas A. Gosse.....................................              2,100  (2) (3)            (4)
     Austin L. Roberts, III..............................             13,371  (2) (5)           1.0%
     W. Bruce Sanders....................................              2,023  (3)                (4)
     Paul T. Sciacchitano................................              6,587  (5)                (4)
     All directors and executive officers as a group.....            149,441  (5)              12.8%

----------------
(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.

(2) Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Creager, 400 shares, Mr. Conley, 4,886 shares; Mr. Dunton, 17,764 shares; Mr. Gosse, 1,200 shares; and Mr. Roberts, 1,000 shares.
(3) Includes 500 shares that may be acquired pursuant to currently exercisable stock options granted under the 1998 Non-Employee Directors Stock Option Plan.
(4) Represents less than 1% of Company common stock.
(5) Includes shares that may be acquired pursuant to currently exercisable stock options, as follows: 253 shares by Mr. Dunton; 11,294 shares by Mr. Roberts; 4,594 shares by Mr. Sciacchitano; and 26,891 shares that may be acquired by all executive officers and non-employee directors of the Company as a group.

                             Executive Compensation

  No officer receives compensation from the Company. All compensation is paid through the Bank.

  The following table presents compensation information on the President and Chief Executive Officer of the Company and the Bank, and the Treasurer of the Company and Executive Vice President of the Bank. No other executive officers of the Company or Bank earned over $100,000 in 1999.

                           Summary Compensation Table

                                                                       Long-Term
                                                                      Compensation
                                                                     --------------
                                         Annual Compensation (1)      Securities
       Name and                          -----------------------      Underlying           All Other
  Principal Position         Year        Salary            Bonus      Options (2)       Compensation (3)
  -------------------        ----        ------            -----      -----------       ----------------

Austin L. Roberts, III       1999       $135,000             --          3,000               $8,006
 President/Chief             1998        135,000             --          2,500                8,242
 Executive Officer           1997        122,000             --             --                9,247

Paul T. Sciacchitano         1999       $111,500             --          1,500               $6,328
 Treasurer of the            1998        105,000             --          1,500                6,282
  Company/Executive          1997         96,000             --             --                6,994

 Vice President of
  the Bank

__________________
(1) The named officers did not receive perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of their respective salaries and bonuses.
(2) The Company's stock option plan does not permit the granting of restricted stock awards or stock appreciation rights, and it is the Company's only stock-based long-term compensation plan currently in effect in which employees may participate. During 1998, 2,500 shares were granted to Mr. Roberts, of which 844 were earned. Mr. Sciacchitano was granted 1,500 shares in 1998, and earned 844 of the granted shares.
(3) These amounts represent Company contributions allocated under the Bank's 401(k) plan and the ESOP, respectively, to the named officers for 1999 in the following amounts: Austin L. Roberts, III, $3,037 and $4,969; and Paul
     T. Sciacchitano, $2,228 and $4,100.

Stock Option Grants in 1999

  The Company's stock option plan provides for the granting of incentive stock options to executive officers and key employees of the Company and its subsidiaries. The following table provides certain information concerning stock options granted during 1999 to Messrs. Roberts and Sciacchitano.

                                               Individual Grants
                              ----------------------------------------------------------
                                                Percent of
                               Number of          Total
                                 Shares           Options                                           Potential
                               Underlying       Granted to       Exercise                      Realizable Value (2)
                                 Options         Employees      Price per     Expiration       --------------------
        Name                    Granted (1)       in 1999          Share         Date           5%              10%
        ----                    -----------       -------          -----         ----           --              ---

Austin L. Roberts, III            3,000            21%            $31.25        4/19/09       $58,959         $149,413
Paul T. Sciacchitano              1,500            11%            $31.25        4/19/09       $29,479         $ 74,707

----------------
(1) The option grant is subject to certain performance criteria being achieved. As of this date, there has not been a determination whether the granted options have been earned.
(2) Potential realizable value at the assumed annual rates of stock price appreciation based on actual option term (10 years) and annual compounding.

Stock Option Exercises in 1999 and Year-end Option Values

  The following table shows certain information with respect to the number and value of unexercised options at year-end. No stock options were exercised during 1999 by Messrs. Roberts or Sciacchitano.



                                                           Number of                      Value of
                                                       Shares Underlying                 Unexercised
                          Number of                      Unexercised                    In-the-Money
                           Shares                         Options at                     Options at
                          Acquired                    December 31, 1999              December 31, 1999 (1)
                             on        Value     ----------------------------  --------------------------------
       Name               Exercise    Realized   Exercisable    Unexercisable   Exercisable     Unexercisable
       ----              --------     -------    -----------    -------------  --------------  ----------------
Austin L. Roberts, III      None          --         11,294            3,000        $253,087          $20,250
Paul T. Sciacchitano        None          --          4,594            1,500        $ 87,737          $10,125

__________________
(1) Calculated by subtracting the exercise price from the fair market value of the stock at December 31, 1999.

Benefit Plans

  Pension Plan. The Bank has a non-contributory defined benefit pension plan (the "Pension Plan") which covers substantially all salaried employees who have reached the age of twenty-one and who have completed one year of service. The normal retirement age is 65, but participants may elect early retirement at 55 after 10 years of service at reduced levels of benefits and disability retirement after 10 years of service at full levels of benefits. Vesting is 100% after 5 years of service.

  The following table provides information concerning estimated annual benefits that are payable to covered employees at normal retirement age under the terms of the Pension Plan, based on the compensation and years of service classifications specified below. The plan benefits shown in the table are computed on the basis of a straight life annuity beginning at age 65.


                                                Years of Service
      Average           --------------------------------------------------------------------
    Compensation           15           20           25            30             35
    ------------           --           --           --            --             --
     $ 25,000           $ 3,750      $ 5,000      $ 6,250       $ 6,250        $ 6,250
       50,000             9,413       12,550       15,688        15,688         15,688
       75,000            15,975       21,300       26,625        26,625         26,625
      100,000            22,538       30,050       37,563        37,563         37,563
      125,000            29,100       38,800       48,500        48,500         48,500
      150,000            35,663       47,550       59,438        59,438         59,438
      160,000            38,288       51,050       63,813        63,813         63,813

       The remuneration covered by the Pension Plan is an employee's "final average earnings" which, under the terms of the Pension Plan is defined to be the average of the highest five consecutive calendar years of base salary (reported as "Salary" in the Summary Compensation Table above) earned by the employee during the ten calendar years prior to his or her date of retirement, termination, disability or death. A participant's monthly retirement benefit (if they have twenty-five years of credited service at their normal retirement date) is 25% of their final average pay, plus an additional 18.75% if their pay is in excess of the participant's Social Security covered pay. The Social Security covered pay is the average pay of the participant's working lifetime prior to the year the participant attains his or her Social Security retirement age. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms at the election of the participant.

       Based on current compensation and assuming retirement at the normal retirement age of 65, it is estimated that the annual retirement benefit for Messrs. Roberts and Sciacchitano will be $39,640 and $32,184, respectively. The final average earnings and the respective years of service as of October 1, 1999 for Mr. Roberts were $123,800 and nine years, respectively, and for Mr. Sciacchitano were $98,400 and six years, respectively.

       401(k) Plan. The Bank has a contributory 401(k) plan. All salaried employees are eligible to participate after having worked six months consecutively, and there is no age requirement. Participants may elect to defer between 1% to 15% of their base compensation which will be contributed to the plan, providing the amount deferred does not exceed the dollar maximum election deferral for each year. The Bank's match is 100% up to a 2% deferral; the Bank will provide a 25% match on employee contributions between 2% and 4% of salary. Under the plan, an employee is vested 20% after three years and 20% each year thereafter for the next four years of service. If an employee leaves prior to the three-year period, he or she forfeits any accrued Bank match contribution.

       Distributions to participants are made at death, retirement or other termination of employment in a lump sum payment. The plan permits certain in-service withdrawals. Normal retirement age is considered sixty-five; early retirement is considered at fifty-five with ten years of vested service; disability retirement has no age requirements but a service requirement of ten years of vested service.

       Stock Option Plan. The Company has two incentive stock option plans for employees, the 1985 plan (which has expired, but options granted thereunder are still exercisable) and the 1994 plan. The 1994 plan provides for the award of incentive stock options to key employees of the Bank as selected by the Board of Directors. The Board of Directors makes awards under the plan and fixes the terms and conditions of each award pursuant to a separate agreement entered into with each optionee. The price of shares of stock to be issued upon the exercise of options is 100% of the fair market value on the date of the award. The option is not exercisable after the expiration of ten years from the date such option is granted. An option is not transferable by a person to whom it is granted other than by will or the laws of descent and distribution.

       Under the 1985 plan, accounting for two 10% stock dividends and a 2-for-1 split, 31,080 shares were reserved and options covering all such shares have been granted or exercised. Under the 1994 plan, 75,000 shares have been reserved, and options covering 41,365 shares have been granted.

       Employee Stock Ownership Plan (ESOP). The ESOP is a non-contributory plan supported by annual contributions made at the discretion of the Board of Directors. The ESOP is a stock bonus plan qualified under Section 401(a) of the Internal Revenue Code and an employee ownership plan under Section 4975(E)(7) of the Internal Revenue Code. The ESOP is administered by trustees and an administrative committee elected by the Board of Directors for the exclusive benefit of participants. The ESOP is eligible to each Bank employee over the age of twenty-one and credited with at least 1,000 hours of service for the plan year.

Report of the Board of Directors on Executive Compensation

       The following Report of the Board of Directors on Executive Compensation and the Performance Graph which follows shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise by deemed filed under such acts.

     This report is submitted by the Board of Directors of the Company, which is responsible for establishing and administering the Company's compensation policies and its incentive stock option plan.

     General Compensation Policy
     ---------------------------

     The Company's compensation policy for executive officers is designed to achieve the following objectives: (a) to enhance profitability of the Company and increase stockholder value by aligning closely the financial interests of its senior officers with those of its stockholders; (b) to reward executive officers consistent with the Company's annual and long-term performance goals;
(c) to recognize individual initiative, leadership and achievement; and (d) to provide competitive compensation that will attract and retain qualified corporate officers and key employees.

     Executive Officer Compensation Program
     ---------------------------------------

     The compensation program for executive officers consists of two elements:
(1) base salary, which is set on an annual basis; and (2) long-term incentive compensation, in the form of stock options, granted with the objective of aligning the executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

       The Board determines general salary and benefit policies and procedures. The Board uses market studies and published compensation data to review competitive rates of pay, to establish salary ranges, and to arrive at base salary levels. The Board of Directors approves base salaries at levels competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities after comparing salary information of similar sized banks as provided by the VBA Salary Survey of Virginia Banks and other compensation surveys. In addition, the Board considers the recent performance of the Company and assesses the officer's past performance and its expectation as to future contributions in leading the Company.

       Compensation for executive officers other than the Chairman and the President and Chief Executive Officer is determined by the Board of Directors based on the recommendation of the President and Chief Executive Officer.

       The Board uses a subjective approach to the determination of compensation based on the factors noted above. It does not rely on formulas or weights of specific factors and neither the profitability of the Company nor the market value of its stock are directly utilized in computing the executive officer base compensation. The Company's executive compensation program has relied almost exclusively on base salary as its primary component.

       Stock option grants with deferred vesting provide the basis for a long-term incentive program. The objective of these options is to create a link between officer compensation and long-term Company performance. In determining the appropriate level of stock-based allotments, the Board considers the officer's contribution toward Company and Bank performance. To encourage growth in stockholder value, stock options are granted to all officers who are in a position and have the responsibility to make a substantial contribution to the long-term success of the Company. The Board believes this focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

       Option grants are made each April contingent upon the respective officer achieving identified goals. Goal attainment is reviewed after March 31 of the following year. A determination is then made as to the level of goal attainment and the final award is then made. During 1998, 2,500 shares were granted to Mr. Roberts, of which 844 were earned. Mr. Sciacchitano was granted 1,500 shares in 1998, and earned 844 of the granted shares.

       Chief Executive Officer Compensation
       ------------------------------------

       The compensation paid for 1999 to the Chief Executive Officer of the Company and the Bank, Austin L. Roberts, III, reflects the considered judgment of the Board embracing the policy and process described previously. The Board reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data to other community bank's senior executives and the Board's assessment of his past performance and its expectation as to his future contributions in leading the Company. No salary increase was recommended for 1999.

       Although the 1999 salary and option grants were not measured upon the attainment of any specific goals by the Company, the Board, in its discretion and judgment in making these decisions, took into consideration his individual contribution to the Company's performance for the prior fiscal year reflected by increases in total assets, stockholders' equity, book value per share and cash dividends per share. The Board reviewed and considered 11 month operating data in connection with its assessment. In establishing the Chief Executive Officer's salary, the Board also considered Mr. Roberts' contribution to the community through his involvement with various charitable and civic groups. Although the Board, in establishing salary, uses a subjective approach and does not rely on a formula or weights of specific factors, it carefully considers all the factors listed above.

Respectfully submitted:

William A. Creager            Weston F. Conley, Jr.
Ammon G. Dunton, Jr.          Thomas A. Gosse
Austin L. Roberts, III        W. Bruce Sanders


Compensation Committee Interlocks and Insider Participation

       During 1999 and up to the present time, there were transactions between the Bank and certain members of the Board of Directors, or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features.

       The only members of the Board who served as an officer or employee of the Company or any of its affiliates during 1999 are: Ammon G. Dunton, Jr., Chairman of the Board of the Company and the Bank; and Austin L. Roberts, III, President and Chief Executive Officer of the Company and the Bank.

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on the Nasdaq Stock Market Index and the Carson Medlin Independent Bank Index for the five year period ended December 31, 1999, assuming that an investment of $100 was made on December 31, 1994 and that dividends were reinvested. The Independent Bank Index is published by the Carson Medlin Company. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's common stock.


                                    [GRAPH]

                                     1994           1995           1996           1997           1998           1999
                                     ----           ----           ----           ----           ----           ----

Bay Banks of Virginia                 100            110            147            181            228            273
Independent Bank Index                100            122            155            235            246            222
Nasdaq Index                          100            141            174            213            300            542


            PROPOSAL TWO - RATIFICATION OF SELECTION OF ACCOUNTANTS

  On the recommendation of the Audit Committee, the Board of Directors has appointed Eggleston Smith P.C., certified public accountants, as the Company's independent auditors for 2000, subject to ratification of the stockholders. Eggleston Smith P.C. rendered audit services to the Company during 1999. These services consisted primarily of the examination and audit of the institution's financial statements, tax reporting assistance, and other audit and accounting matters. Stockholders are requested to ratify the selection by vote at the Annual Meeting.

  Representatives of Eggleston Smith P.C. are expected to be present at the Annual Meeting and are expected to be available to respond to your questions during and after the meeting.

                                 OTHER MATTERS

General

     Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

By-Law Amendment

  On September 21, 1999, the Board of Directors, acting pursuant to the authority granted to it by Article VIII of the Company's By-Laws, approved an amendment to Article V, Section 3, Audit Committee of the Bylaws. Article V,
Section 3 was amended in its entirety as follows:

     Section 3. Audit Committee. There shall be an Audit Committee composed of the Internal Auditor (if one shall be appointed), who shall not have a vote, and not less than three (3) Directors, elected by the Board of Directors, who shall have the responsibility of seeing that the Corporation and its active subsidiaries are audited regularly. The majority of the voting members of the Committee shall consist of non-employee Directors. The non-employee Directors of the Committee must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. It shall make periodic reports to the Board of Directors. Such reports shall state whether adequate internal audit controls and procedures are being maintained and shall recommend to the Board of Directors such changes in the manner of audit controls and procedures as the Committee deems advisable.

Before the amendment, the section read as follows:

     Section 3. Audit Committee. There shall be an Audit Committee composed of the Auditor (if one shall be elected) and not less than three (3) directors, elected by the Board of Directors, who shall have the responsibility of seeing that the Corporation and its subsidiaries are audited regularly. It shall make periodic reports to the Board of Directors. Such report shall state whether adequate internal audit controls and procedures are being maintained and shall recommend to the Board of Directors such changes in the manner of audit controls and procedures as the Committee deems advisable.

                             STOCKHOLDER PROPOSALS

  The Company's By-Laws provide that, in addition to any other applicable requirements, for business (including stockholder nominations of Director candidates) to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary of the Company no later than 120 days before the date of the anniversary of the immediately preceding annual meeting. As to each matter, the notice must comply with certain informational requirements set forth in the By-Laws. These requirements are separate and apart from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet to have a proposal included in the Company's proxy materials. To be considered for inclusion in the Company's proxy materials relating to the 2001 Annual Meeting of Stockholders under SEC rules, stockholder proposals must be received by the Secretary of the Company no later than December 15, 2000. Stockholder proposals should be addressed to Corporate Secretary, Bay Banks of Virginia, Inc., 100 S. Main Street, P.O. Box 1869, Kilmarnock, Virginia 22482.

  The 2001 Annual Meeting of Stockholders is scheduled for May 21, 2001.

                           ANNUAL REPORT ON FORM 10-K

  A copy of the Company's Annual Report on Form 10-K for 1999, excluding exhibits, as filed with the Securities and Exchange Commission can be obtained without charge by writing to Mr. Paul T. Sciacchitano, Treasurer, Bay Banks of Virginia, Inc., P. O. Box 1869, Kilmarnock, Virginia 22482.

                           BAY BANKS OF VIRGINIA, INC
           This Proxy is solicited on behalf of the Board of Directors

  The undersigned, revoking all prior proxies, hereby appoints Ammon G. Dunton, Jr. and Austin L. Roberts, III, or either of them, as proxies with full power of substitution to represent the undersigned and vote, as designated below, all the shares of Common Stock of Bay Banks of Virginia, Inc. held of record by the undersigned on April 3, 2000, at the Annual Meeting of Stockholders to be held on May 15, 2000, at 1:00 p.m. at the Indian Creek Yacht and Country Club, Kilmarnock, Virginia, or any adjournment thereof, on each of the following matters:

1.      Election of directors.

        [ ]  FOR all Nominees listed below   [ ]  WITHHOLD AUTHORITY to vote for
                                                  those indicated below

             Weston F. Conley, Jr.           Thomas A. Gosse

     NOTE: You may line through the name of any individual nominee for whom you wish to withhold your vote.


2. To ratify the selection by the Board of Directors of Eggleston, Smith, P.C., independent certified public accountants, as auditors of the Company for 2000.

         [ ]      FOR        [ ]      AGAINST        [ ]      ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Board of Directors has not been notified of any such matters.

  This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" each proposal. All joint owners MUST sign.

  Please sign exactly as your name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                                --------------------------------
                                                Signature



                                                Signature (if jointly owned)

                                                Dated:____________________, 2000


  Please mark, sign, date and return this Proxy promptly in the enclosed envelope.